       10.26.001

                             EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective the 1st day of

July, 1993, between Investors Insurance Corporation, a Delaware corporation with its principal executive offices at 3030 Hartley Road, Suite 390,

Jacksonville, Florida 32257, (the "Company"), and Melvin C. Parker, residing at 6443 Via Rosa Road, Boca Raton, Florida ("Employee") superseding and terminating all prior written and oral Employment Agreements between Company and Employee.


                                 INTRODUCTION

    The Company desires to continue to employ Employee, and Employee desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby,

agree as follows:

     1. Term of Employment.  The Company hereby continues to employ Employee and Employee hereby accepts the continuation of Employee's employment with the Company upon the terms set forth in this Agreement for a period commencing on July 1, 1993 and continuing until terminated as provided herein, in accordance with the provisions of Section 4.

     2. Title Capacity.  Employee shall serve as President and Chief

        Executive Officer of the Company and shall have such authority as is delegated to Employee by the Board of Directors.

        Employee hereby accepts the continuation of Employee's employment and agrees to undertake the duties and responsibilities inherent in

        Employee's position and such other duties and responsibilities as






       10.26.002
        the Board of Directors shall from time to time reasonably assign to Employee.  Employee agrees to devote Employee's entire business time to the business and interest of the Company, the parent of

        Company and those companies affiliated with either during the

        Employment Period and Employee agrees to abide by the rules,

        regulations, instructions, personnel practices and policies of the

        Company and any changes therein which may be adopted from time to time by the Company.


     3. Compensation and Benefits.

        3.1 Salary.  The Company's parent, Investors Insurance Group, Inc.

            (formerly Gemco National, Inc.), shall pay Employee an annual salary of $208,000.00, payable in equal installments every two weeks, commencing on July 1, 1993 for services performed for and on behalf of the Company, the Company's parent and its subsidiaries and related companies.  No compensation hereunder shall be paid to Employee if Employee exceeds the number of days of vacation leave and/or sick and disability leave which

            Employee is the entitled to receive. Such salary shall be

            increased by such amounts as the Board of Directors shall, in its absolute discretion, deem appropriate.

        3.2 Incentive Compensation.  An amount equal to ten (10%) percent of the net marketing commissions paid by the Company to the

            Company's parent, Investors Insurance Group, Inc. (formerly

            Gemco National, Inc.).  Net marketing commissions represent commissions paid by the Company to the Company's parent for marketing services, pursuant to any present or future marketing agreement, oral or written, existing between the Company and





       10.26.003

            Company's Parent, less air expenses incurred by the Company's

            Parent related to such marketing services. No compensation hereunder will be paid to Employee if Employee exceeds the number of days of vacation leave and/or sick and disability leave which Employee is then entitled to receive.

        3.3 Fringe Benefits.  Employee shall be entitled to participate in all benefit programs that the Company or its parent establishes and makes available to their employees generally, if any, to the extent that Employee's position, tenure, salary, age,

            health and other qualifications make Employee eligible to

            participate.  The Employee shall be entitled to paid vacation each year in accordance with Company policy, to be taken at such times as may be approved by the Board of Directors or its designee. The Employee shall be entitled to paid sick and

            disability leave in accordance with Company policy.

        3.4 Reimbursement of Expenses.  The  Company  shall  reimburse

            Employee for all reasonable travel, entertainment and other expenses incurred or paid by Employee in connection with, or related to, the performance of Employee's duties,

            responsibilities or services under this Agreement, upon

            presentation by the Employee of documentation, expense

            statements, vouchers and/or such other supporting information as the Company may request.

        4.  Employment Termination.  The employment of Employee by the

            Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

            4.1 Written notice by either Employer or Employee, sixty (60)

                days prior to anticipated date of departure.



       10.26.004
            4.2 At the election of the Company, for cause, immediately upon written notice from the Company to the Employee. For the

                purposes of this Section 4.2, cause for termination shall

                be deemed to include only (a) acts of dishonesty, (b) acts involving moral turpitude, (c) drug or alcohol abuse if

                Employee fails to seek appropriate counseling or fails to

                complete a prescribed counseling program, (d) malfeasance

                in office and (e) material failure of Employee to comply

                with the terms of this Agreement;

            4.3 Thirty (30) days after the disability of the Employee. As used in this Agreement, the term "Disability" shall mean

                the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, whether or

                not consecutive, during any twelve (12) month period to

                perform the services required of Employee pursuant to this

                Agreement.  A determination of disability shall be made by a physician satisfactory to both Employee and the Company,

                provided that, if Employee and the Company do not agree on a physician, Employee and the Company shall each select a

                physician and these two together shall select a third

                physician, whose determination as to disability shall be

                binding on all parties.

        5.  Effect  of Termination.

            5.1 Termination for Cause.  In the event that Employee's

                employment is terminated for cause pursuant to Section 4.2,

                the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 3.1 through the last day of Employee's actual employment hereunder.




       10.26.005
            5.2 Termination for Disability. If Employee's employment is terminated by disability pursuant to Section 4.3, the

                Company shall pay to the Employee, the compensation due

                the Employee up to the date Employee ceased performing

                services for Company plus the number of sick days Employee is then entitled to receive.

            5.3 Termination for Death.  If Employee's employment is

                terminated by death, the Company shall pay the estate of

                Employee, the compensation which would otherwise be payable to Employee up to the date of Employee's death if Employee is then receiving compensation from the Company.

        6.  Non-Competition.

            6.1 Employee agrees that, during the Employment Period and for a period of time equal to the duration of Employee's

                employment with the Company, but in no instance to exceed

                two (2) years after the termination of the Employment

                Period for any reason

                (a)  Employee will not directly or indirectly, as an employee of any person or entity (whether or not engaged in

                     business for profit, or as an individual, proprietor,

                     partner, stockholder, officer, director, joint venturer,

                     investor, lender or in any other capacity whatsoever

                     (otherwise than as the holder of a non-controlling

                     investment in any publicly traded securities), compete

                     with the business of the Company, Company's parent or

                     any of their subsidiaries or affiliated companies;


                (b)  Employee will not recruit or solicit any employee of

                     the Company, Company's parent or their subsidiaries and

                     affiliated companies or otherwise induce any employee

       10.26.006
                     to leave the employment of the Company, Company's parent

                     or their subsidiaries and affiliated companies to become

                     an employee of or otherwise become associated with

                     Employee or any firm, corporation, business or

                     institution with which Employee is or may become

                     associated; and

                (c)  Employee will not solicit or divert the business or

                     patronage of any of the customers or accounts of the

                     Company, Company's parent or their subsidiaries and

                     affiliated companies or prospective customers or

                     accounts of the aforementioned, which were contracted,

                     solicited or served by the Employee while Employee was

                     employed by the Company.

                     As used in this Agreement, "compete" or "competition",

                     or any variation thereof, means the Employee's

                     engagement or participation in, or furnishing of aid or

                     assistance in connection with, the distribution, sale,

                     marketing or rendering of products or services of the

                     type or kind distributed, sold, marketed or rendered

                     by the Company, Company's parent or any of their

                     subsidiaries or affiliated companies at the termination

                     of the Employment Period, including those products or

                     services that the Company, Company's parent or any of

                     their subsidiaries or affiliated companies, as the case

                     may be, was in the process of developing or designing

                     for distribution, sale, marketing or rendering at such

                     time.

            6.2  The parties to this Agreement consider the restrictions contained herein reasonable. If, however, such restrictions


       10.26.007
                 are found by any court having jurisdiction to be unreasonable because they are (or one of them is, as the case may be)

                 overly broad, then such restriction(s) will nevertheless

                 remain effective, but shall be considered amended in

                 whatever manner is considered reasonable by that court,

                 and as so amended shall be enforced.

            6.3  If there is any breach by the Employee of any of the

                 covenants contained in this Section 6., the damage to the

                 Company, Company's parent or their subsidiaries or

                 affiliated companies will be substantial, although difficult to ascertain, and money damages will not afford the injured party an adequate remedy.  Therefore, if any breach occurs,

                 in addition to such other remedies as may be provided by

                 law, the Company, the Company's parent or subsidiaries or

                 affiliated companies, as the case may be, has the right to specific performance of the covenants of the Employee

                 contained in this Agreement by way of temporary or permanent injunctive relief.

        7. Non-Disclosure.  Employee agrees not to disclose to any third party, or to use for Employee's own benefit or for the benefit of any third party, any trade secrets or confidential or other proprietary information relating to the products, services,

           markets, customers, suppliers or current or planned business operations of the Company, Company's parent, their subsidiaries and affiliated companies without the Company's prior written consent.  Employee further agrees that all documents, notes,

           letters, records, models, prototypes, computer programs and other tangible and intangible evidence of such trade secrets or

           confidential or other proprietary information are the sole and


       10.26.008
           exclusive property of the Company, Company's parent, their subsidiaries and affiliated companies; that Employee shall surrender all such evidence in Employee's possession or control to the Company upon the termination of the Employment Period or at any other time upon request and that Employee shall not retain or use any copies or summaries thereof.

        8. Inventions, Improvements, Copyrights, Ideas and Similar Creative

           Property.

           Employee agrees that any inventions, improvements or ideas which

           Employee may make or conceive, and any copyrightable subject matter of which Employee may be the author, either solely or jointly with others, which Employee makes, conceives, or authors during the period of Employee's employment with the Company,shall be the property of the Company, Company's parent, a subsidiary or affiliated company, as the case may be, and that Employee will promptly disclose all such inventions, improvements, ideas and material to the Company, Company's parent, subsidiary or affiliate,

           as the case may be, and that on request, Employee will execute all applications, assignments, and other papers necessary to enable the

           Company, Company's parent, subsidiary or affiliate to obtain full protection and title in all countries to such inventions,

           improvements, ideas and matter.

        9. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, postage prepaid, by registered mail return receipt requested, or when delivered by a nationally recognized overnight delivery service issuing a receipt, addressed to the other party at the address shown above, or at such other address or addresses as either party


       10.26.009
          shall designate to the other in accordance with this Section 9.

       10. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

       11. Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

       12. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

       13. Governing law.  This Agreement shall be construed, interpreted and enforced In accordance with the laws of the State of Florida.

       14. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective

           successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided however, that the obligations of the Employee are personal and shall not be assigned by Employee.

       15. Miscellaneous.

           15.1  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or

                 any other right. A waiver or consent given by the Company

                 on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

           15.2  The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit

                 or affect the scope or substance of any Section of this

                 Agreement.
       10.26.010
           15.3  In the case any provision of this Agreement shall be invalid,

                 illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                             INVESTORS INSURANCE CORPORATION

ATTEST

  /s/ Susan F. Powell                            By: /s/ Ronald W. Hayes
- -------------------------                           ---------------------
Susan F Powell, Secretary                          Ronald W. Hayes
                                                   Chairman of the Board

Witness:


/s/ Glenn Thigpen                          EMPLOYEE:
- -----------------------                           /s/  Melvin C Parker
    Glenn Thigpen                                --------------------
                                                   Melvin C. Parker